UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2014

EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
909 Walnut Street, Suite 200
Kansas City, Missouri 64106
(Address of principal executive office)(Zip Code)
(816) 472-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EPR Properties (the "Company") and Neil E. Sprague, the Company's General Counsel, have announced that Mr. Sprague will no longer serve as General Counsel, effective October 31, 2014.

Item 8.01.    Other Events.

On October 31, 2014, the Company entered into an Ownership Limit Waiver Agreement (the "Waiver Agreement") with Cohen & Steers Capital Management, Inc. ("Cohen & Steers"). The Waiver Agreement, authorized by the Company's Board of Trustees, waives the ownership limit set forth in the Company's Amended and Restated Declaration of Trust, as amended, to permit Cohen & Steers, on behalf of certain accounts and institutions, to acquire up to 25% of the Series E Cumulative Convertible Preferred Shares and Series F Cumulative Redeemable Preferred Shares. The Company conditioned the waiver upon the receipt of certain undertakings and representations from Cohen & Steers, which the Company deemed reasonably necessary in order to determine that the waiver did not adversely affect the Company’s qualification as a real estate investment trust.

The foregoing description of the Waiver Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Waiver Agreement, which is attached as Exhibit 4.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Ownership Limit Waiver Agreement, dated October 31, 2014, between EPR Properties and Cohen & Steers Capital Management, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Mark A. Peterson
Senior Vice President, Treasurer and Chief Financial Officer
Date: November 6, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Ownership Limit Waiver Agreement, dated October 31, 2014, between EPR Properties and Cohen & Steers Capital Management, Inc.